Exhibit 4.3

FORM OF INVESTOR'S WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

WARRANT

TO PURCHASE ____________ SHARES OF COMMON STOCK

OF

ENCORE MEDICAL, INC.

THIS CERTIFIES THAT, for good and valuable consideration,                    (the “Investor”), or its registered assigns, is entitled to subscribe for and purchase from Encore Medical, Inc., a Minnesota corporation (the “Company”), at any time after the date hereof up to and including 5:00 p.m. Minneapolis, Minnesota time on _________________, 2029 or such earlier date as provided in Section 5 hereof (the “Expiration Date”), ___________ (___) fully paid and nonassessable shares of the common stock of the Company at the price of $_____ per share (the “Warrant Exercise Price”). The shares which may be acquired upon exercise of this Warrant are referred to herein as the “Warrant Shares.” As used herein, the term “Holder” means the Investor or any party who acquires all or a part of this Warrant as a registered transferee of the Investor. As used herein, the term “common stock” means and includes the Company’s authorized common stock $0.01 par value, and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company.

This Warrant is subject to the following provisions, terms and conditions:

1.            Exercise; Transferability. Subject to the provisions of Section 3 hereof, the rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of common stock), by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the Expiration Date and accompanied or preceded by the surrender of this Warrant and a check in payment of the Warrant Exercise Price for the shares.

2.            Exchange and Replacement. Subject to Sections 1 and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of the new Warrants to represent the right to purchase the number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as designated by the Holder at the time of surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant will be promptly canceled by the Company upon its surrender in connection with any exchange or replacement. The Company will pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

3.            Issuance of the Warrant Shares. The Company agrees that the Warrant Shares purchased upon exercise of this Warrant will be deemed to be issued to the Holder as of the close of business on the date on which this Warrant is exercised, surrendered and payment made for the Warrant Shares. Certificates for the Warrant Shares so purchased will be delivered to the Holder within a reasonable time, not exceeding fifteen (15) days after the Warrant has been exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant has not been exercised will also be delivered to the Holder within the time.

4.            Covenants of the Company. The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof except for all taxes, liens and charges imposed by the Holder. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of common stock to provide for the exercise of the rights represented by this Warrant.

5.            Termination of Warrant upon Occurrence of Certain Events.

(a)            In the event that the Company is subject to an Acquisition Transaction (as defined below), the Company may, in its sole discretion, terminate this Warrant, effective as of the date of the Acquisition Transaction, by delivery of notice of termination to each Holder at least fourteen days prior to the date of the Acquisition Transaction, in which case during the period from the date on when notice is delivered to the date of consummation of the public offering or Acquisition Transaction, each Holder will have the right to exercise in whole or in part any of its then outstanding Warrants, but (i) any such exercise, at the option of the Holder, may be contingent upon and subject to the occurrence of the Acquisition Transaction, and, (ii) if the Acquisition Transaction does not take place within the period specified by the Company in the termination notice, the exercise will be null and void unless the Holder agrees otherwise.

(b)            Unless the Company takes action under Section 5(a), in case of any:

i.            consolidation or merger to which the Company is a party (other than a merger or consolidation in which the Company is the continuing corporation or a merger effected exclusively for the purpose of changing the domicile of the Company),

ii.           sale or conveyance to another corporation of all or substantially all of the assets of the Company, or

iii.          statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company)

(any of such foregoing events contemplated by Section 5(b)(i)-(iii) inclusive being referred to herein as an “Acquisition Transaction”) that is consummated prior to the Expiration Date, the Holder of each Warrant then outstanding will have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property that the Holder would have owned or have been entitled to receive immediately after such Acquisition Transaction if the Warrant had been converted immediately prior to the effective date of the Acquisition Transaction and in any such case, if necessary, appropriate adjustment will be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this Subsection will similarly apply to successive Acquisition Transactions unless the Company takes action under Section 5(a).

6.            No Voting Rights. This Warrant will not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

7.            Notice of Transfer of Warrant or Resale of the Warrant Shares.

(a)            The Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of Holder’s intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company will present copies thereof to the Company’s counsel and to counsel to Holder of this Warrant. If in the opinion of each such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, will notify the Holder of such opinion, and the Holder will be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel to the Company and satisfactory to the Company to prevent further transfers that would be in violation of Section 5 of the Securities Act of 1933, as amended, and applicable state securities laws; and provided further that the Holder and prospective transferee or purchaser must execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

(b)            If in the opinion of either of the counsel referred to in this Section 7, the proposed transfer or disposition of this Warrant or Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Company must promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such as, in the opinion of both such counsel, are permitted by law.

8.            Fractional Shares. No fractional shares will be issued upon the exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Company will, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (i) the excess, if any, of the Fair Market Value of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (ii) the proportional part of the Warrant Exercise Price represented by such fractional share.

9.            Miscellaneous; Waiver.

(a)            The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the Holder hereof against dilution.

(b)            This Warrant will be interpreted under the laws of the State of Minnesota without regard to its conflicts of laws principles. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT SHALL BE BROUGHT IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MINNESOTA.

IN WITNESS WHEREOF, Encore Medical, Inc., has caused this Warrant to be signed by its duly authorized officer and to be dated __________________, 202__.

“Company”

ENCORE MEDICAL, INC.

By:
Its:	Chief Executive Officer

To:     ENCORE MEDICAL, INC.

NOTICE OF EXERCISE OF WARRANT	To Be Executed by the Registered Holder in Order to Exercise the Warrant

The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase for cash, __________________ of the shares issuable upon the exercise of such Warrant, and requests that certificates for such shares (together with a new Warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) shall be issued in the name of

(Print Name)

Please insert social security
or other identifying number
of registered Holder of
certificate (_____________)	Address:

Dated:
Signature*

*The signature on this Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant or the Assignment Form in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, PLEASE indicate your position(s) and title(s) with such entity.

ASSIGNMENT FORM

To be signed only upon authorized transfer of Warrants.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto _______________________________ the right to purchase the securities of Encore Medical, Inc. to which the within Warrant relates and appoints ______________________, attorney, to transfer said right on the books of Encore Medical, Inc. with full power of substitution in the premises.

Dated:
(Signature)

Address:

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